EXHIBIT 10.39



                 SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT



         This lease Amendment Agreement ("Lease Amendment") made on December 8, 2006, between R. & R. Partners, 3521 SCOTT STREET, SAN FRANCISCO, CA 94123-1056 (referred to herein as "Lessor"), and North Coast Bank, a division of American River Bank, 8733 LAKEWOOD DRIVE, WINDSOR, CA 95492 (referred to herein as "Lessee").


         WHEREAS, Lessor and Lessee desire to amend the Lease dated July 1st, 2003 by and between the Lessor and the Lessee:

           NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

           That the lease is amended effective on January 1, 2007:

1.         Renewal Term:
           ------------

           The term of the Lease shall be extended for an additional period of two (2) years commencing on January 1, 2007 and expiring on December 31, 2008 at 11:59 P.M. for Suite A. Lessee shall have the option to terminate the lease without penalty, no earlier than June 30, 2008, provided proper written notice is presented to Lessor by January 1st, 2008.

2.         Minimum Rent:
           ------------

           The monthly base rent for the term of the lease shall be $3,519.00 per month.

3.         Repairs:
           -------

           The Lessor shall at their expense have the Suite A painted with a color agreed upon by both the Lessor and Lessee and with the understanding that if the Lessee moves out before the two years are up, the Lessee will pay a pro-rata share of the painting expense.

     All other terms, covenants and conditions of the Lease shall remain in full force and in effect. In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Lease Amendment, the terms and conditions of this Lease Amendment shall prevail.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this agreement to be executed as of the day and year first written above and the below signatories represent and warrant that they have the requisite authority to execute this Lease Amendment on behalf of the Lessor and Lessee, respectively.


                                               Lessee's initials /s/ MD
                                                                --------

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LESSOR:                                 LESSEE:
R. & R. PARTNERS                        NORTH COAST BANK, a division
                                        of American River Bank



By: /s/ EILEEN GUIBERT                  By: /s/ MITCHELL A DERENZO
    --------------------------              ----------------------------------

Printed Name:  Eileen Guibert           Printed Name:  Mitchell A. Derenzo



Title: Manager                          Title:  Executive Vice President & Chief
       -----------------------                  Financial Officer
                                                --------------------------------


Date:         3/29/07                   Date:            4/02/07
      ------------------------                  --------------------------------

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